Exhibit 5.1

October 18, 2023

Vocodia Holdings Corp

6401 Congress Avenue

Suite #160

Boca Raton, FL 33487

Re: Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as legal counsel to Vocodia Holdings Corp, a Wyoming corporation (the “Company”) in connection with the Registration Statement on Form S-1, filed by the Company with the Securities and Exchange Commission (the “Commission”) on January 31, 2023 (as amended, the “Registration Statement”), pursuant to the Securities Act of 1933, as amended (the “Securities Act”), for the registration of up to 2,159,009 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), which includes (i) up to 1,000,000 shares (the “Shares”) of the Company’s Common Stock to be issued and sold in the Offering (as defined below); (ii) up to 150,000 Shares (the “Over-allotment Shares”) to be issued and sold in the Offering (as defined below) in the event that Alexander Capital, L.P., acting as representative of the underwriters and the sole book-running manager (the “Representative”) exercises its over-allotment option in full; (iii) 30,000 Shares issuable under the warrant (the “Representative Warrant” and the “Representative Warrant Shares”) to purchase shares of Common Stock issuable upon the exercise of the Representative Warrant, to be issued to the Representative as compensation for its services pursuant to the underwriting agreement to be entered into by and between the Company and the Representative (the “Underwriting Agreement”), (iv) 1,873,107shares of our Common Stock issuable under the Convertible Notes (the “Convertible Notes Shares”) and (v) 476,092 shares of our Common Stock issuable to the holders of the Investor Warrants upon the exercise of such Investor Warrants (the “Investor Warrants Shares”). The Shares, the Over-allotment Shares, the Representative Warrant Shares, the Convertible Notes Shares and the Investor Warrants Shares are collectively referred to as the “Securities” for the purposes hereof. The offering of the Securities by the Company pursuant to the Registration Statement, the prospectus that is a part of the Registration Statement (“Prospectus”) and the Underwriting Agreement are collectively referred to herein as the “Offering.” Capitalized terms not defined herein shall have the meaning ascribed to them in the Registration Statement.

The Securities are to be sold by the Company pursuant to the Underwriting Agreement approved by the Company’s Board of Directors, or a committee thereof. This opinion is being furnished to you in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and may be relied upon by all purchasers of the Securities in the offering described in the Prospectus (as defined below).

You have requested our opinion as to the matters set forth below in connection with the Registration Statement. For purposes of rendering that opinion, we have examined: (i) the Registration Statement; (ii) the most recent prospectus included in the Registration Statement being filed with the Commission as of the date of this opinion letter; (iii) the form of Underwriting Agreement; (iv) the Company’s current Certificate of Incorporation (as amended, the “Charter”) and Amended and Restated Bylaws (the “Bylaws”), each of which has been filed with the Commission as an exhibit to the Registration Statement; and (v) the records of the corporate actions of the Company relating to the Registration Statement and the authorization for issuance and sale of the Securities, and matters in connection therewith. We have reviewed such other matters and made such other inquiries as we have deemed necessary to render the opinions expressed herein. For the purposes of this opinion letter, we have assumed that each document submitted to us is accurate and complete, that each such document that is an original is authentic, that each such document that is a copy conforms to an authentic original, the conformity to the original or final versions of the documents submitted to us as copies or drafts, including, without limitation, the Charter, and that all signatures on each such document are true and genuine.

In rendering our opinion below, we have also assumed that the Company will receive consideration for the Securities offered and sold pursuant to the Underwriting Agreement at least equal to the par value of such share of Common Stock and in the amount required by the Underwriting Agreement. We have not verified any of those assumptions.

In connection with our opinions expressed below, we have assumed that, (i) at or prior to the time of the issuance and delivery of any of the Securities there will not have occurred any change in the law or the facts affecting the validity of the Securities, any change in actions of the Board or the Company’s stockholders, or any amendments to the Charter Documents, and (ii) at the time of the offer, issuance and sale of any Securities no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect, and (iii) that the Registration Statement will not have been modified or withdrawn. We also have assumed that the issuance and delivery of the Securities subsequent to the date hereof and the compliance by the Company with the terms of such Securities will not result in a violation of the Articles or any provision of any instrument or agreement then binding upon the Company or any restriction imposed by any court or governmental body then having jurisdiction over the Company.

We express no opinion herein as to the laws of any state or jurisdiction other than the federal laws of the United States of America. Our opinion set forth below is limited to the applicable provisions of Title 17 of the Wyoming Statutes and the Wyoming Business Corporation Act.

Based upon and subject to the foregoing, and provided further that the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the prospectus included in the Registration Statement that is declared effective by the Commission (the “Prospectus”), required by applicable law have been delivered and filed as required by all such laws, it is our opinion that:

(i)       the Securities are duly authorized for issuance by the Company and, when issued and paid for as described in the Prospectus and the Underwriting Agreement, will be validly issued, fully paid and non-assessable;

(ii)       the Representative Warrant, the Convertible Notes and the Investor Warrants are valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and

(iii)       the Representative Warrant Shares, the Convertible Notes Shares and the Investor Warrants Shares, when issued and delivered by the Company upon exercise of such Representative Warrant, Convertible Notes and Investor Warrants, respectively, in accordance with the terms thereof, will be validly issued, fully paid and non-assessable.

The opinions set forth above is subject to the following additional assumptions:

(i) the Registration Statement and any amendment thereto (including any post-effective amendment) has become effective under the Securities Act, and such effectiveness shall not have been terminated, suspended or rescinded;

(ii) all Securities offered pursuant to the Registration Statement will be issued and sold (a) in compliance with all applicable federal and state securities laws, rules and regulations and solely in the manner provided in the Registration Statement and the Prospectus, and (b) only upon payment of the consideration fixed therefor in accordance with the Underwriting Agreement; and

(iii) to the extent that the obligations of the Company under any agreement pursuant to which any Securities offered pursuant to the Registration Statement are to be issued or governed, including, but not limited to, any amendment or supplement thereto, may be dependent upon such matters, we assume for purposes of this opinion letter that (a) each party to any such agreement other than the Company will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that each such other party will be duly qualified to engage in the activities contemplated thereby; (b) each such agreement and the applicable Shares will have been duly authorized, executed and delivered by each such other party and will constitute the valid and binding obligations of each such other party, legally enforceable against each such other party in accordance with their terms and conditions; (c) each such other party will be in compliance, with respect to acting in any capacity contemplated by any such agreement, with all applicable laws, rules and regulations; and (d) each such other party will have the requisite organizational and legal power and authority to perform its obligations under each such agreement.

We assume no obligation to update or supplement any of our opinions to reflect any changes of law or fact that may occur. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm in the related Prospectus under the caption “Legal Matters.” In giving our consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Sichenzia Ross Ference Carmel LLP

Sichenzia Ross Ference Carmel LLP